SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934

                          November 4, 1998

                        ROYAL OAK MINES INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                   Commission File Number 1-4350

ONTARIO, CANADA                             98-0160821
-------------------------------             -------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)              No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                      98033
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(Address of principal executive offices)    (Postal/Zip Code)

(425) 822-8992
----------------------------------------
Registrant's telephone number, including area code

Item 5.   Other Events

     On November 4, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]

      FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND,  WASHINGTON

                        November 4, 1998


Royal Oak Issues Shares in Settlement of Certain Accounts Payable

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced that it has issued 7,079,646 common shares to several of its trade creditors in settlement of accounts payable in the aggregate amount of C$8.0 million. The shares were priced at C$1.13 per share.

The issuance of shares in lieu of cash to settle these accounts payable improves the Company's liquidity position and its ability to meet other short-term financial commitments.

Operations at the Company's new Kemess South gold-copper mine in north central British Columbia are proceeding as planned and the mine is generating positive cash flow. In mid-October the mine commenced a second campaign on hypogene ore after concluding a six week campaign mining and processing supergene ore. Design criteria in both the mine and concentrator are being met. In September mill availability was 90% and is expected to increase to 94% pursuant to completion of maintenance work on the tailings pipelines.

Since commencement of production on May 19, 1998 the Kemess South Mine has produced approximately 51,900 ounces of gold and 15.2 million pounds of copper contained in concentrates. Concentrates are being shipped on a regular basis to the Far East for smelting and refining to recover the contained gold and copper.

The Company continues to work actively with its financial advisors to refinance its short-term Senior Secured Debentures to a long-term conventional project finance facility.

Margaret K. Witte, president and chief executive officer of Royal Oak, said: "We sincerely appreciate the cooperation we have received from many of our trade creditors who have agreed to take shares in settlement of their accounts payable. Kemess is shaping up to be a world class operation, due in part to the high standard of work performed by the contractors and suppliers in constructing the facility".

For further information, contact:      or in Europe contact:

Investor Relations                     Mr. David Williamson
Royal Oak Mines Inc.                   David Williamson Associates
                                       International Investor Relations
Voice mail:425) 822-8992, or           15 St. Helen's Place, 3rd Floor
Facsimile:425) 822-3552, or            London, England  EC3A 6DE
Web site:http//www.royal-oak-mines.com Telephone: 011-44-171-628-3989
                                       Facsimile: 011-44-171-920-0563

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ROYAL OAK MINES INC.


Date:                                   November 4, 1998

                                        By: /s/ James H. Wood
                                        -----------------------
                                        James H. Wood
                                        Chief Financial Officer